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                                                                   Exhibit 10.36

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                     INOVISION-MEDCLR-NCOP VENTURES, L.L.C.


         This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is entered into and shall be effective as of the 9th day of March, 2001 (the "Effective Date"), among INOVISION-MEDCLR-NCOP VENTURES, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Company"), and the Initial Members (as defined below) of the Company and any other Person who becomes a Member in accordance with the terms of this Agreement. This Agreement is entered into in accordance with the Delaware Limited Liability Company Act and constitutes the "limited liability company agreement" as defined in such Act.

                                    ARTICLE I

                          ORGANIZATION AND DEFINITIONS

         1.01 Organization. The Company was formed through the filing with the Delaware Department of State of a Certificate of Formation. The Company shall be governed by the laws of the State of Delaware in accordance with this Agreement.

         1.02 Name. Effective as of the establishment of the Business, the business and affairs of the Company shall be conducted under the name of "INOVISION-MEDCLR-NCOP VENTURES, L.L.C.".

         1.03 Principal Office; Registered Office; Registered Agent. The principal office of the Company will be at 333 Glen Street, Suite 200, Glen Falls, New York 12801 or at such other location as determined by the Board. The initial registered office of the Company will be at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         1.04 Term. The Company was formed on February 20, 2001, and will continue unless it is sooner terminated in accordance with Article IX of this Agreement. In the event the Exclusivity Agreement (as defined below) is terminated, the parties will work in good faith to collect the Company's receivables.

         1.05 Recording of Certificates. The Company shall take all actions necessary to file its Certificate of Formation and amendments thereto properly with the Delaware Department of State. All filing fees will be paid by the Company. The Company shall take all other action necessary to perfect and maintain the Company as a limited liability company under the laws of the State of Delaware and (if and to the extent required by applicable law for such purpose) to amend the Certificate of Formation from time to time.

         1.06 Definitions. As used in this Agreement, the following terms have the meanings ascribed to them in this Section 1.06 and include the plural as well as the singular number:

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                  "Act" means the Delaware Limited Liability Company Act as it may be amended, or any subsequent Delaware law that is enacted in substitution for that law.

                  "Additional Members" shall mean those Persons admitted as Members of the Company pursuant to the terms hereof.

                  "Adjusted Capital Account Deficit" means a deficit balance in a Member's Capital Account, determined with the following adjustments: (a) reduce such deficit balance by any amount that the Member is obligated to restore to the company or treated as obligated to restore pursuant to the Regulation Section 1.704-1(b)(2)(ii)(c), Regulation Section 1.704-2(g), and Regulation Section 1.704-2(i)(5); and (b) adjust such Member's Capital Account for items specified in subsections (4), (5), and (6) of Regulation Section 1.704-1(b)(2)(ii)(d) that, as of the end of the year, are reasonably expected to occur with respect to the Member.

                  "Affiliate" means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any other Person owning and controlling ten percent (10%) or more of the outstanding voting interest of such Person, (iii) any officer, director, manager or general partner of such Person, (iv) any other Person who is an officer, director, manager, general partner, trustee or holder of ten percent (10%) or more of the voting interests of any of the other Persons described in clauses (i) through (iii) of this sentence, or (v) a Family Member. For purposes of this definition, the term "controls", "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Limited Liability Company Agreement, as amended from time to time. Words such as "herein," "hereafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

                  "Board" means the Board of Managers of the Company, as elected by the Members in accordance with this Agreement.

                  "Book Gain" or "Book Loss" means gain or loss recognized by the Company for book purposes in any Fiscal Year or other period under the principles of Treasury Regulation 1.704-1(b)(2)(iv) by reason of a sale or other disposition of any Company asset. Book Gain or Book Loss shall be computed by reference to the Book Value of the asset as of the date of such sale or other disposition rather than by reference to the tax basis of the asset at such date. Every reference in this Agreement to "gain" or "loss" refers to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

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                  "Book Value" of an asset means the gross fair market value of an asset (other than cash), as determined by the Company, transferred as a Capital Contribution to the Company or, as of any particular date, the value at which the asset is reflected on the books of the Company as of such date. The Book Value of all Company assets shall be adjusted to equal their respective fair market values, as determined by the Company, as of the following times: (i) the acquisition of additional Membership Interests by any new or existing Member in exchange for more than a de minimis Capital Contribution or at the time otherwise required by Section 3.03; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property or money in exchange for all or a part of the Member's Company Interest; and (iii) at any other time required by Treasury Regulations 1.704-l(b)(2)(iv), 1.704-2 or 1.704-3. Adjustments in accordance with clauses (i) and (ii), above, shall be made only if the Company determines that such adjustments are necessary or appropriate to reflect the economic interests of the Members in the Company. In addition, the Book Value of any Company asset distributed to any Member shall be adjusted to its market value as determined on the date of distribution.

                  "Business" means the acquisition of defaulted or past due healthcare (including, but not limited to, physician, HMO, PPO, hospital, insurance and clinic, but excluding HCA, the Healthcare Company), bad, dishonored and/or returned checks and defaulted or overdue utility (e.g., electric, gas, water, sewer, cable, satellite and telecom) receivables, accounts and/or accounts receivable of that type.

                  "Capital Account" means the account maintained for each Member in the Company's books of account in the manner described in Section 3.04.

                  "Capital Contribution" means the total amount of cash or Net Book Value or other property contributed to the equity of the Company by each Member pursuant to this Agreement. Any reference in this Agreement to the Capital Contribution of either a Member or any assignee of a Member includes any Capital Contribution previously made by any prior Member to whose Company Interest the then existing Member or assignee succeeded.

                  "Certificate" means the Certificate of Formation for the Company filed with the Delaware Department of State and any amendments thereto.

                  "CFSC" means CFSC Capital Corp. XXXIV.

                  "Code" means the Internal Revenue Code of 1986, as it may be amended, or any subsequent federal law concerning income tax as enacted in substitution for, or that corresponds with, such Code.

                  "Company" means InoVision-Medclr-NCOP Ventures, L.L.C.

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                  "Company Interests" includes only a Member's Capital
Contribution and the right to receive its share of the Profits and Losses, distributions, and liquidation proceeds of the Company, all in accordance with the terms of this Agreement and excludes Company Rights.

                  "Company Minimum Gain" has the meaning set forth in Treasury Regulations 1.704-2(d) and, as provided therein, shall generally be determined by computing, for each Nonrecourse Debt of the Company, any Profit the Company would realize if it disposed of the Company assets subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separate amounts of Profit so computed for each Nonrecourse Debt.

                  "Company Rights" excludes the Company Interest of a Member, and includes, in addition to voting, consent and other rights provided in this Agreement, all other rights provided to limited liability company interests under this Agreement and the Act.

                  "Consent" means the consent of a Person, given as provided in
Section 11.01, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

                  "Covered Person" means a Person specified in Section 6.05.

                  "Credit Agreement" means the Credit Agreement, dated as of the date hereof, between CFSC and the Company (or any of its subsidiaries), as amended, restated, extended or modified from time to time.

                  "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, and except as provided in Treasury Regulations 1.704-3, Depreciation shall be that amount which bears the same relationship to the Book Value of such asset at that time as the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes bears to its adjusted tax basis at such time.

                  "Family Member" with respect to an individual shall mean another individual if such other individual is the spouse of that individual or is related through a common grandparent of the individual or spouse of the individual.

                  "Fiscal Year" means the period beginning on January 1 and ending on December 31.

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                  "Initial Members" means IMNV Holdings, LLC, a wholly-owned subsidiary of Marlin Integrated Capital Holding Corporation, ("Marlin") and NCOP/Marlin, Inc., an indirect subsidiary of NCO Portfolio Management, Inc. ("NCOP").

                  "Involuntary Retirement" means the occurrence of any of the following: (i) a Person is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding; (ii) ninety (90) days after the commencement of any proceeding against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed or stayed at such time; (iii) ninety (90) days after the appointment without the Person's consent or acquiescence of a trustee, receiver or liquidator of a Person or of all or any substantial part of its properties, if the appointment is not vacated or stayed at such time; or (iv) the involuntary dissolution of a Person or any other event which is neither initiated by nor acquiesced in by a Person and is not a Voluntary Retirement.

                  "Majority Vote" means the affirmative vote of Members holding as of a record date established by the Board a majority of the outstanding Membership Interests. Such vote may be evidenced by a written consent signed by such Members, which may be executed in counterparts.

                  "Manager" means a person elected to the Board of Managers by the Members in accordance with this Agreement.

                  "Member Nonrecourse Debt" means any Company liability to the extent such liability is nonrecourse to the Company for purposes of Treasury Regulations 1.1001-2 and a Member (or related person within the meaning of Treasury Regulations 1.752-4(b)) bears the economic risk of loss with respect to such liability under Treasury Regulations 1.752-2.

                  "Member Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations 1.704-2(i)(3) and, as provided therein, shall generally be the amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Debt.

                  "Member Nonrecourse Deductions" has the meaning, and shall be determined in the manner, set forth in Treasury Regulations 1.704-2(i)(2).

                  "Members" means the Persons designated in this Agreement as the Members of the Company and any Persons who become Members of the Company, pursuant to this Agreement, in the Persons' capacity as Members of the Company. The Members are the members of the Company pursuant to the Act. The Initial Members are identified on Exhibit "A" hereto.

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                  "Membership Interests" means limited liability company
interests of the Members in the Company pursuant to the Act. Membership Interests shall be not be evidenced by certificates. Each unit of Membership Interest shall have one vote in connection with decisions submitted to Members, and all Membership Interests shall be identical. The number of units of Membership Interests initially issued to each Member shall be identified on Exhibit "A".

                  "Net Book Value" means the Book Value of the assets contributed as a Capital Contribution to the Company by a Member less the liabilities to which such assets are subject.

                   "Nonrecourse Debt" means any mortgage securing the Business or any other Company liability to the extent that no Member (or related person within the meaning of Treasury Regulations 1.752-4(b)) bears the economic risk of loss for such liability under Treasury Regulations 1.752-2.

                  "Nonrecourse Deductions" has the meaning set forth in Treasury Regulations 1.704-2(c).

                  "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person.

                  "Permitted Transfer" shall mean (i) a transfer by a Member to another entity which is wholly-owned by that Member's sole owner, (ii) a transfer which is approved by all Members and (iii) any transfer to another Member.

                  "Person" means a natural person, corporation, trust, partnership, joint venture, association, limited liability company or other business or other legal entity.

                  "Profit" or "Loss" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

         (2) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv) shall be subtracted from such taxable income or loss;

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         (3)      In lieu of the depreciation, amortization or other cost
                  recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

         (4) Book Gain or Book Loss shall be taken into account in lieu of any tax gain or tax loss recognized by the Company; and

         (5) Items of income, gain, loss, or deduction allocated separately pursuant to Section 4.04 hereof shall be excluded from the computation of taxable income or loss.

         If the Company's taxable income or loss for such Fiscal Year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Profit for such Fiscal Year; and if negative, such amount shall be the Company's Loss for such Fiscal Year.

                  "Pro Rata" means in the proportion that the item being measured for each Member bears to the total of all such items for all Members for whom a contribution, distribution, or allocation is due or being made, Membership Interest, or determined.

                  "Retirement" (including the verb form "Retire" and the adjective form "Retiring") means, as to a Member, the occurrence of Voluntary Retirement or Involuntary Retirement.

                  "Substituted Member" means any Person admitted as a Member by virtue of acquiring Membership Interests from another Member in accordance with the terms of this Agreement.

                  "Tax Matters Member" means NCOP, or such other person as may be designated by Majority Vote of the Members.

                  "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of.

                  "Treasury Regulations" means the regulations of the United States Treasury Department pertaining to the Code, as amended, and any successor provision thereto.

                  "Voluntary Retirement" means the occurrence of any of the following: (i) the withdrawal of a Member as a Member or the Transfer of any portion of a Membership Interest in violation of the provisions of this Agreement; (ii) a Member makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, files a petition or answer seeking for itself any reorganization, arrangement, compensation, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of a Member or of all or any substantial part of its properties,
(iii) the voluntary termination or dissolution of a Member; or (iv) any other event initiated by or with the acquiescence of a Member which could be an event of withdrawal under the Act.

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                                   ARTICLE II

                      PURPOSES AND BUSINESS OF THE COMPANY

         2.01 Purposes of the Company. The Company has been formed for the purpose of acquiring and owning and contracting with others for the collection of accounts, receivables and accounts receivable, including but not limited to, those of the nature described in the definition of "Business", above, and any other lawful purpose.

         2.02 Authority of the Company. To carry out its purposes, the Company, consistent with and subject to the provisions of this Agreement and all applicable laws, is empowered and authorized to do any and all acts and things incidental to, or necessary, appropriate, proper, advisable, or convenient for, the furtherance and accomplishment of its purposes.

         2.03 Special Limitations. Notwithstanding the authority of the Company set forth in Section 2.02 or any other provision of this Agreement, the Company shall not:

         (a) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation;

         (b)      fail to file its own tax returns; or

         (c) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not to mislead others as to the identity of the entity with which such other party is transacting business; or

         (d) elect under Treasury Regulationsss.301.7701-3 to be taxed as an association taxable as a corporation.

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                                  ARTICLE III

                                MEMBERS, CAPITAL

         3.01 Members. The name, address, and initial Capital Contribution of each Member, and number of Membership Interests issued to each Member, are set forth in Exhibit "A" hereto, as that Exhibit "A" may be amended from time to time with the unanimous consent of the members to reflect the admission of Additional Members. Without the prior written consent of all Members, no Member shall be required to lend any funds to the Company or to make any additional Capital Contribution to the Company.

         3.02 Return of Capital. A Member shall not receive from the Company or out of Company property, and shall have no right to withdraw and demand, and the Company shall not return to a Member, any part of the Capital Contribution or Capital Account of the Member except in accordance with this Agreement.

         3.03 Company Capital.

         (a) The Members have made, or agreed to make, initial Capital Contributions in amounts reflected opposite each Member's name in Exhibit "A" hereto, and such amount shall be credited to each Member's Capital Account.

         (b) No Member shall be paid interest on any Capital Contribution to the Company or on such Member's Capital Account.

         (c) Distributions to the Members shall be made only as expressly provided for in this Agreement.

         (d) The Members may from time to time unanimously determine that additional capital (in addition to the initial Capital Contributions made pursuant to this Agreement) is required in order to achieve the purposes of the Company described in Section 2.01 above. With the unanimous consent of the Members, the Members may make additional Capital Contributions, pro rata to their Membership Interests. To the extent required by any agreement to which the Members are parties, the Members shall make additional Capital Contributions or loans to the Company in such amounts, with such terms and conditions and at such times as are required in such other agreements. In the event that the Members make additional Capital Contributions, such Capital Contributions shall also be credited to their accounts.

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         3.04 Capital Accounts.

         (a) A separate Capital Account shall be maintained for each Member in accordance with the following provisions:

         (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits, and any items thereof that are specially allocated pursuant to Article IV, and the amount of any Company liabilities that are assumed by such Member or that are secured by, or subject to, any Company property distributed to such Member.

         (ii) To each Member's Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed to such Member pursuant to any provisions of this Agreement, such Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Article IV, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by, or subject to, any property contributed by such Member to the Company.

         (b) Except as provided to the contrary in this Agreement, the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations ss. 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Company shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Company may make such modification. The Company shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed to the Company or distributed to a Member, and (ii) any liabilities that are secured by such contributed or distributed property or that are assumed by the Company or a Member, in the event the Company determines that such adjustments are necessary or appropriate pursuant to Treasury Regulations ss.1.704-l(b)(2)(iv). The Company shall also re-value Capital Accounts in accordance with Treasury Regulations ss.1.704-1(b)(2)(iv)(f) including, but not limited to, upon the admission of Additional Members to the Company if such a revaluation is necessary to reflect the economic arrangement of all Members. The Company also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations ss.1.704-l(b).

         (c) In the event of an assignment of Membership Interests in accordance with the terms of this Agreement, the portion of the Capital Accounts, rights and obligations relating to the allocations of Profits of Losses and all other items attributable to such Membership Interests shall follow such Membership Interests and be assigned to the assignee. Items attributable to a Member shall take into account items attributable to predecessor holders of Membership Interests held by the Member.

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         3.05 Liability of Members.

         (a) Subject to Section 18-607(b) of the Act, no Member shall have any personal liability whatsoever in his capacity as a Member, whether to the Company, to any of the Members, or to the creditors of the Company, for the debts, liabilities, contracts, or any other obligations of the Company, or for any losses of the Company. Except as otherwise agreed in writing by the Members, a Member shall be liable only to make its initial Capital Contributions as expressly provided for herein and shall not be required to lend any funds to the Company or to make any further Capital Contributions to the Company or to repay to the Company, any Member, or any creditor of the Company all or any fraction of any negative amount in a Member's Capital Account.

         (b) A Member shall not be liable for the payment or repayment of any amounts standing in the account of another Member including, but not limited to, the Capital Contributions. Any such payment or repayment, if required to be made, shall be made solely from the Company's assets. The Members acknowledge that the Company is to be taxed as a partnership for income tax purposes, and each Member shall be liable for tax liabilities on its distributive Membership Interest of Company profits.

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                                   ARTICLE IV

                               PROFITS AND LOSSES

         4.01 Determination and Allocation of Profits and Losses. Profits and Losses of the Company shall be determined for each Fiscal Year of the Company in accordance with the method of income tax accounting adopted by the Company consistently applied and shall be allocated among the Members in the manner provided in this Article IV.

         4.02 Allocation of Profits and Losses.

         (a) Profits. For purposes of maintaining the Capital Accounts of the Company, all Profits shall be allocated in the following priorities:

                  (i) First: To the Members Pro Rata, in accordance with the negative Capital Account balances of such Members until the negative Capital Account balance of each such Member is increased to zero (0); and then

                  (ii) Second: To the Members until the net cumulative amount allocated pursuant to this Section 4.02(a) equals the cumulative net Losses allocated to the Members under Section 4.02(b) below as reduced by the sum of net Profit and Gain allocations under this Section 4.02(a) previously made, Pro Rata in accordance with the relative amounts of each Member's cumulative net Losses in excess of net Profit and Gain allocations previously made to each Member; and then

                  (iii) Third: To the Members Pro Rata in accordance with their respective Membership Interests.

         (b) Losses. For purposes of maintaining the Capital Accounts of the Company, Net Losses shall be allocated in the following priorities:

                  (i) First: Pro Rata to the Members in accordance with each such Member's positive Capital Account balance until the positive Capital Account balance of each such Member is reduced to zero (0); and then

                  (ii) Second: To the Members pro rata in accordance with their respective Membership Interests.

         Notwithstanding the foregoing, Net Losses allocated to a Member pursuant to this Section 4.02(b) shall not exceed the maximum amount of Net Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any period. Any Loss in excess of the limitation for a Member set forth in the preceding sentence shall be allocated to the other Members Pro Rata in accordance with the amounts not in excess of such limitation for such other Members with the balance of such Loss, if any, allocated Pro Rata to all of the Members in accordance with their respective Membership Interests.


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         4.03 Tax Allocations.

         (a) Except as otherwise provided in this Agreement, for federal income tax purposes, all items of Company income, gain, loss, deduction, basis, amount realized and credit, and the character and source of such items, shall be allocated among the Members in the same manner as the corresponding items of income, gain, loss, deduction or credit are allocated to Capital Accounts in accordance with Sections 4.02 or 4.04. The Company shall maintain such books, records and accounts as are necessary to make such allocations.

         (b) The Company is authorized to make, for tax purposes only, allocations of income, gain, loss or deduction or adopt conventions as are necessary or appropriate to comply with the relevant Treasury Regulations or Internal Revenue Service pronouncements under Section 704(c) of the Code, and in particular, in respect of a Capital Contribution of property other than cash and adjustments to the Book Value of Company assets at the times specified in the definition of Book Value. Allocations will be made under methods selected by the Company and in a manner consistent with Treasury Regulations 1.704-3 and in conformity with Treasury Regulations 1.704-l(b)(2)(iv)(f) and 1.704-l(b)(4)(i).

         4.04 Regulatory Allocations.

         (a) Qualified Income Offset. If any Member receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) in any Fiscal Year or other period, and as a result would, but for this Section 4.04(a), have a deficit balance in his Capital Account as of the last day of such Fiscal Year or other period which is in excess of the sum of (i) the amount (if any) such Member is obligated to restore (whether under this Agreement or otherwise, and including for this purpose, without limitation, such Member's exposure with respect to debt or other obligations or liabilities of the Company) and (ii) the amount of such Member's Membership Interest of Company Minimum Gain (including for this purpose such Member's Membership Interest of Member Nonrecourse Debt Minimum Gain) as of such last day, then items of income and gain of the Company (consisting of pro rata portion of each item of Company income, including gross income and gain) for such Fiscal Year or other period (and, if necessary, for subsequent Fiscal Years of periods) shall be specially allocated to such Member in the amount and in the proportions required to eliminate such excess as quickly as possible. For purposes of this Section 4.04(a), a Member's Capital Account shall be computed as of the last day of a Fiscal Year or other period in the manner provided in
Section 3.04 hereof, but shall be increased by any allocation of income to such Member for such Fiscal Year or other period under Sections 4.04(b) and 4.04(c) hereof.

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         (b) Company Minimum Gain Chargeback. If there is a net decrease in
Company Minimum Gain during any Fiscal Year or other period, each Member shall be allocated items of Company income and gain for such Fiscal Year or other period (and, if necessary, for subsequent Fiscal Years or periods) in proportion to, and to the extent of, an amount equal to such Member's Membership Interest of the net decrease in Company Minimum Gain during such Fiscal Year or other period, determined in accordance with Treasury Regulations Section 1.704-2(g). The requirement set forth in the preceding sentence shall be subject to the exceptions and limitations referred to in Treasury Regulations 1.704-2(f). This
Section 4.04(b) is intended to constitute a "minimum gain chargeback" provision as described in Treasury Regulations 1.704-2(f) and shall be construed so as to meet the requirements of such Treasury Regulation.

         (c) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year or other period, each Member shall be allocated items of Company income and gain for such Fiscal Year or other period (and, if necessary, for subsequent Fiscal Years or periods) in proportion to, and to the extent of, an amount equal to such Member's Membership Interest of the net decrease in Member Nonrecourse Debt Minimum Gain during such Fiscal Year or other period, determined in a manner consistent with the provisions of Treasury Regulations Section ss.1.704(g)(2). The requirement set forth in the preceding sentence shall be subject to the exceptions and limitations referred to in Treasury Regulations 1.704(i)(4). This
Section 4.04(c) is intended to comply with the minimum gain chargeback requirement contained in Treasury Regulations 1.704-2(i)(4), and shall be construed so as to meet the requirements of said Treasury Regulation.

         (d) Member Nonrecourse Deductions. If one or more Members bear the economic risk of loss (within the meaning of Section 1.752-2 of the Treasury Regulations) with respect to any Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated among such Members in accordance with the ratios in which such Members Membership Interest the economic risk of loss for such Member Nonrecourse Debt.

         (e) Curative Allocations. The allocations set forth in Section 4.04(a) through (d) above (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations 1.704-l(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss or make Company distributions. Accordingly, notwithstanding the other provisions of this Article IV but subject to the Regulatory Allocations, the Company is hereby directed to reallocate items of income, gain, deduction and loss among the Members so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Company anticipates that this will be accomplished by specially allocating other Profit and Loss (and such other items on income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. The Company shall have discretion to accomplish this result in any reasonable manner. In addition, if in any Fiscal Year or other period there is a decrease in Company Minimum Gain, or in Member Nonrecourse Debt Minimum Gain, and application of the minimum gain chargeback requirements contained in Section 4.04(b) or Section 4.04(c) would cause a distortion in the economic arrangement among the Members, the Company may, if the Company does not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirements. The Company shall make any allocation or adjustment under this
Section 4.04(e) only with the prior approval of the independent accountants for the Company.

         4.05 Allocations in Event of Assignment; Prorations.

         (a) Subject in all cases to applicable law, if there is an assignment of all or any part of a Member's Company Interest, for purposes of allocations of Profits and Losses and distributions of cash and property, the effective date of the assignment as to the Company will be: (i) in the case of a voluntary assignment under Article VIII, the effective date stated in the assignment instrument or such other date as the assignor and assignee agree, but not earlier than the date the Company receives notification of the assignment; or
(ii) in the case of an involuntary assignment, the date of the operative event. Distributions of cash and property shall be allocated to the Person owning the Company Interest at the time of the distribution.

         (b) In the event of the admission of an Additional Member, the termination of a Member's interest in the Company, or a change in the number of Membership Interests held by a Member, at any time other than the end of a Company Fiscal Year, the Additional Member's or remaining Members' Membership Interest of the Company's Profits and Losses shall be allocated between the new Member and the other Members, or the remaining Members, as the case may be, in such manner as may be determined and elected by the Company, in its sole discretion; provided, however, that the method so elected must conform to the requirements of applicable Treasury Regulations. The Company is hereby expressly authorized by all other Members to elect any method of allocation described in the preceding sentence, and this provision (along with all other provisions of this Agreement) shall be binding on all new Members.

                                   ARTICLE V

                                  DISTRIBUTIONS

         5.01 Timing and Priority of Distributions. Subject to Section 5.02, the Company shall make distributions to the Members as often and in such amounts as the Manager designated by Marlin (with the approval of NCOP, which shall not be unreasonably withheld), deems reasonably practicable after giving consideration to all outstanding liabilities and contingencies of the Company, it being the intent of the Members (subject to Section 5.02 and such liabilities and contingencies) for the Company to distribute as much cash as is reasonably practicable to the Members as often as reasonably practicable. All distributions other than liquidating distributions pursuant to Article IX shall be made to the Members pro rata in accordance with their Membership Interests.

         5.02 Limitation on Cash Distributions to Members. The Company shall not make any distribution to any Member if, after such distribution is made, the Company's total liabilities exceeds the fair value of its assets. The Company will use all reasonable efforts to distribute to Members cash in amounts sufficient so that Members can satisfy their income tax obligations, but the Company cannot guarantee that such distributions will always be made or that the amount of such distributions will be adequate to cover the Members' income tax obligations.

         5.03 Property Distributions. The Board may in its discretion distribute property other than cash, and such property shall be distributed in accordance with Section 5.01 as if such property were sold for cash. The distribution to a particular Member of property other than cash may exceed that Member's percentage Membership Interest of the property (determined as if the property were sold for cash and the cash distributed to the Members) only if approved by all of the Members.

         5.04 Payments to Tax Authorities. Notwithstanding anything to the contrary in this Agreement, the Company shall withhold and pay over to tax authorities amounts with respect to any allocation, payment or distribution to the Company or the Members required in accordance with the Code (including, but not limited to, Section 1446 of the Code) or any provision of any state, local or foreign law. Any amounts withheld and paid to a tax authority on behalf of a Member in accordance with this Section 5.04 shall be treated for all purposes of this Agreement as amounts distributed to that Member. The Company is expressly authorized to withhold from payments and distributions or with respect to allocations to the Members and pay over to any federal, state, local or foreign government any amounts required to be withheld in accordance with applicable law.

                                   ARTICLE VI

                       MANAGEMENT; VOTING; INDEMNIFICATION

         6.01 Limitation on Management Power. A Member shall have no right to act for or bind the Company merely by virtue of being a Member. In accordance with Delaware Code Section 18-407 of the Act, the Members shall, and hereby, delegate their rights to manage the affairs of the Company to a Board of Managers which may also appoint officers of the Company. The Board is hereby granted the right, power and authority to do on behalf of the Company all things which are necessary or appropriate to manage the Company's affairs and fulfill the purposes of the Company, including delegating and re-delegating their management powers to officers, employees, agents or other representatives of the Company. Any and all persons dealing with the Company shall have the right to rely upon the actions of the Board to bind the Company. Each subsidiary of the Company shall have a limited liability company agreement which includes a provision like this Section 6.01. Neither Member shall seek to have the Company dissolved in the event the Board of Managers is deadlocked. No officer shall take any action on behalf of the Company unless the Manager(s) which had authority to approve such action have approved such action. In the event that an event of default shall occur under the Credit Agreement, neither Member shall acquire assets of the Company without the prior written consent of the other Member.

         6.02 Management Power of Directors and Officers.

         (a) The Board shall consist of two Managers, one of whom shall be selected by each Member from time to time. Each Manager shall serve until the Member selecting such Manager shall replace such Manager. The initial Managers are Warren W. Dedrick (selected by Marlin) and Michael Barrist (selected by
NCOP). Except as otherwise expressly provided in this Section 6.02, all acts of the Company and its subsidiaries shall require the unanimous approval of all Managers of the Company. Each subsidiary shall have a Board of Managers, the composition of which will at all times be identical to the Board of Managers of the Company. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries shall acquire any consumer obligations, or incur any indebtedness for borrowed money without the prior consent of all Managers. Notwithstanding the foregoing, the Manager selected by Marlin is hereby irrevocably authorized, directed and empowered, without the consent of any other Manager or any Member, to determine, in such Manager's sole and absolute discretion, the price and terms upon which the Company and/or any of its subsidiaries will negotiate, bid upon and (subject to the following proviso) acquire consumer obligations; provided, however, that no such actual bidding and/or acquisition shall be made without the prior consent of all Managers. Notwithstanding the foregoing, the Manager selected by Marlin is hereby irrevocably authorized, directed and empowered, without the consent of any other Manager or any Member, to determine, in such Manager's sole and absolute discretion, whether a servicing agreement between the Company or any of its subsidiaries and an affiliate of NCOP (including NCO Financial Services, Inc.) has been materially breached, and, if so, matters relating to how rights and remedies should be pursued or enforced (including, but not limited to, bringing and settling actions) in connection therewith. Subject to the terms of the Credit Agreement, if applicable, in the event that any such servicing agreement is terminated or expires, then the Manager designated by Marlin shall submit the names of three servicers who are not Affiliates of either Member and the Manager selected by NCOP shall select which of such servicers shall become the replacement servicer. The Manager selected by Marlin shall have the power and authority on behalf of the Company and its subsidiaries to negotiate and enter into such replacement servicing agreement, all after consultation with the other Manager. Each subsidiary of the Company shall have the corporate governance provisions like those set forth in this Section 6.02. The Company shall not form or acquire any subsidiary without the prior written consent of all Members, and the terms of the limited liability company agreement and certificate of formation of each subsidiary shall be approved by all Members. All accounts, receivables and accounts receivable to be purchased by the Company for which financing is provided by CFSC shall be purchased by the Company's wholly-owned subsidiary Inovision-Medclr-NCOP-F, L.L.C. ("Financed Subsidiary"), and all accounts, receivables and accounts receivable to be purchased by the Company for which financing is not provided by CFSC shall be purchased by the Company's wholly-owned subsidiary Inovision-Medclr-NCOP-NF, L.L.C. ("Non-Financed Subsidiary").

         (b) The Board may select officers of the Company to carry out the day-to-day activities of the Company. These officers, which may include a CEO, a President, one or more Vice Presidents, a Secretary, a Treasurer or other officers designated by the Board, shall have the authority to bind the Company in a manner comparable to officers of a corporation. The Manager selected by NCOP shall serve as the CEO and Secretary and the Manager selected by Marlin shall serve as the President and Secretary.

         6.03 Designation of Tax Matters Member.

         (a) NCOP shall act as the initial Tax Matters Member of the Company, as provided in Treasury Regulations pursuant to section 6231 of the Code with respect to a tax matters partner. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval, including statements required to be filed with the tax returns of the Company in order to effect the foregoing election and designation of Marlin as initial Tax Matters Member. Notwithstanding anything to the contrary set forth herein, the Tax Matters Member shall not take any action in its capacity as such without the prior written consent of each Member, which shall not be unreasonably withheld.

         (b) To the extent and in the manner provided by applicable Code sections and Treasury Regulations thereunder, the Tax Matters Member shall furnish the name, address, profits interest, and taxpayer identification number of each Member (or assignee) or each indirect Member (as defined in Section 6231(a)(10) of the Code) to the IRS. The Tax Matters Member shall have the duties and authority accorded to a tax matters partner in Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder in the event of an administrative or judicial proceeding relating to the adjustment of Company items required to be taken into account by a Member or indirect Member for United States federal income tax purposes.

         6.04 Tax Matters Member Indemnification. Notwithstanding any other provision of this Agreement, the Company shall indemnify and reimburse, to the full extent provided by law, the Tax Matters Member for all expenses, including legal and accounting fees (as such fees are incurred), claims, liabilities, losses, and damages incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Members, the payment of all such expenses to be made before any cash distributions are made to the Members. No Member shall be obligated to provide funds for such purpose.

         6.05 Indemnification of the Board, and Officers by the Company.

         (a) The Company shall indemnify and hold harmless the members of the Board and officers of the Company, (each of the foregoing Persons referred to as a "Covered Person") to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities ("Losses"), by the Covered Person in connection with any claim, action, suit or proceeding (collectively, "Claims") in which such Covered Person becomes involved as a party or otherwise, or with which such Covered Person shall be threatened, in connection with the conduct of the Business. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any Claims covered hereby shall be paid by the Company on demand. The Company shall pay the amounts described herein to the Covered Person (or to the parties making Claims against the Covered Person in satisfaction of their Claims) within 10 days after written demand therefor is delivered to the Company by the Covered Person.

         (b) Without limiting the foregoing paragraph (a), the indemnities by the Company provided for therein shall apply with respect to all actions taken by the Board and officers of the Company which they believe to be in the best interest of the Company in accordance with the business judgment rule, other than actions which constitute fraud, willful misconduct or breach of fiduciary duty.

         6.06 Authority of the Members. A Member in his, her of its sole capacity as such, shall take no part in the management or control of the Company's business. A Person shall have no power to represent, act for, sign for or bind the Company solely by virtue of having the status of a Member. The Members hereby Consent to the exercise by the Board of the powers conferred on them by law and this Agreement.

         6.07 Indemnity for Breach of CFSC Agreement. Each Member shall indemnify and hold the other harmless from all Losses arising as a result of (i) the Member's (and its Affiliates') intentional and volitional acts which cause a breach of the Credit Agreement or (ii) a Change of Control (as defined in the Credit Agreement) which occurs with respect to that Member (or any person or entity which owns, directlyor indirectly, an interest in that Member) which results in an Event of Default under the Credit Agreement and the acceleration of any obligations thereunder.

         6.08 Indemnity for Wrongful Termination of Servicing Agreement. In the event that the Manager selected by Marlin elects to terminate a servicing agreement (or exercise any other rights or remedies) between the Company or any of its subsidiaries and an affiliate of NCOP without the consent of the Manager selected by NCOP as a result of a material breach thereof by the servicer, and a final non-appealable judgment is entered by a court of competent jurisdiction to the effect that the Company or any of its subsidiaries did not have the right to terminate such servicing agreement (or to exercise any other rights or remedies so exercised), then Marlin shall and (Marlin shall cause its sole shareholder
to), jointly and severally, indemnify the servicer for all direct (but not incidental, punitive, consequential, exemplary or similar) damages as a result of such wrongful termination or exercise of rights and remedies.

                                  ARTICLE VII

            WITHDRAWAL OF MEMBERS; APPOINTMENT OF SUCCESSOR DIRECTORS

         7.01 Retirement of Member.

         (a) The Retirement of a Member shall not result in the dissolution or liquidation of the Company. In the event of the Retirement of a Member, the Business of the Company shall be continued under the Act and this Agreement.

         (b) In the case of an Involuntary Retirement of a Member, the legal representative or successor of the Member shall succeed only to the rights, subject to the limitations and obligations, such Member had under this Agreement. The Company shall require that such legal representative or successor execute a counterpart to this Agreement. Until such execution, such Person will have no Company Rights. The provisions of this Section 7.01(b) apply notwithstanding any contrary provision of this Agreement.

         7.02 The transferee or other successor to a Member in the case of a Voluntary Retirement shall acquire no Company Rights. In the case of a Voluntary Retirement of a Member, such Member shall not have Company Rights on or after the event causing such Retirement.

                                  ARTICLE VIII

                     TRANSFERABILITY OF MEMBERSHIP INTERESTS



         8.01 Prohibition Against Transfers. Except for Permitted Transfers, no Transfer of any Membership Interests, or any interest in any of such Membership Interests, may be made by a Member to any Person, and any such attempted transfer shall be void.

         8.02 Certain Agreements by Transferees. No Transfer of Membership Interests shall be valid or permitted, nor shall any transferee of Membership Interests by means of a Transfer have any rights hereunder, (i) unless permitted hereby and (ii) until the transferee shall have executed and delivered to the Company a counterpart of this Agreement or, if requested by the Company, a separate agreement embodying with respect to such transferee the restrictions contemplated by this Agreement. The failure or refusal of a transferee to execute and deliver to the Company such a counterpart or agreement shall not limit the applicability of this Agreement to the Membership Interests transferred. The transferor and transferee of Membership Interests hereby indemnify the Company for any loss or damages it may incur as a result of its recognition or nonrecognition of a transfer of Membership Interests.

         8.03 Membership Interests Subject to this Agreement. In the event of any Transfer pursuant to this Agreement, at any time and from time to time, the transferee shall take such Membership Interests pursuant and subject to all of the provisions, conditions and agreements set forth in this Agreement, and, as a condition precedent to the Transfer of such Membership Interests to the transferee, the transferee shall agree, for and on behalf of itself, its legal representatives, and its transferees, successors and assigns, in writing, to be bound by all such provisions, conditions and agreements. The foregoing sentence shall also apply to all Membership Interests acquired by any Person directly from the Company.

                                   ARTICLE IX

            DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY;
                             INITIAL PUBLIC OFFERING

         9.01 Dissolution.

         (a) The Company shall be dissolved upon the happening of any of the following events:

         (i) The unanimous election by the Board to dissolve the Company following the sale, distribution to the Members, or other disposition at any one time of all or substantially all of the assets of the Company; or

         (ii)     Termination required by operation of law or this Agreement.

         (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate of the Company has been canceled and the Business of the Company wound-up and assets of the Company distributed as provided in Section 9.02.

         9.02 Liquidation.

         (a) Upon dissolution of the Company, the Board or a liquidating trustee, if one is appointed, shall wind up the affairs of the Company and liquidate all or any part of the assets of the Company. The Board or such liquidating trustee shall determine the time, manner and terms of any sale or other disposition of the Company's property for the purpose of obtaining, in its opinion, fair value for such assets.

         (b) Profits and Losses arising from such sales upon liquidation shall be allocated as provided in Article IV. In settling accounts after dissolution, the assets of the Company shall be paid out in the following order:

         (i) To creditors, whether by payment or by establishment of reserves, in the order of priority as provided by law; and then

         (ii) Pro Rata to the Members, in accordance with the positive Capital Account balance of such Members, until the positive Capital Account balance of each such Member is reduced to zero; and then

         (iii) Pro Rata to the Members, in accordance with the number of Membership Interests held.

         9.03 When the Board or liquidating trustee has complied with the foregoing liquidation plan, the Members shall execute, acknowledge, and cause to be filed an instrument evidencing the cancellation of the Certificate of the Company.

                                   ARTICLE X

                                   AMENDMENTS

         10.01 Amendments Generally.

         (a) The Company shall make amendments to this Agreement to reflect the addition or substitution of a Member, the admission of a successor Member by the Company or the withdrawal of a Member in accordance with the terms of Article VIII.

         (b) The Board shall, within a reasonable time after the adoption of any amendment to this Agreement, make any filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any certificate of the Company or other instrument or similar document of the type contemplated hereby.

         10.02 Adoption of Amendments.

         (a) This Agreement may be amended from time-to-time with the unanimous consent of (i) the Board and (ii) the Members.

         (b) On the adoption of any amendment to this Agreement, the amendment shall be executed by the Board and all of the Members and, only if necessary under applicable law, be recorded in the proper records of each jurisdiction in which recordation is necessary for the Company to conduct business or to preserve the limited liability of the Members.

         10.03 Amendments on Admission or Withdrawal of Members. If this Agreement shall be amended to reflect the admission or substitution of a Member, the amendment to this Agreement shall be adopted, executed and sworn to by all Members and the Person to be substituted or added and the assigning Member. Any such amendment may be executed by the Company on behalf of the Members, the substituted or added Member.

         10.04 Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article X, the Company shall amend the Certificate to reflect such change if it deems such amendment to be necessary.

                                   ARTICLE XI

                              CONSENTS AND MEETINGS

         11.01 Method of Giving Consent. Any Consent of Members required by this Agreement may be given as follows:

         (a) By a written Consent given by the consenting Member for which the Consent is solicited, provided that such Consent shall not have been nullified by either (i) Notification to the Company by the consenting Member at or prior to the time of, or the negative vote by such consenting Member at, any meeting held to consider the doing of such act or thing, or (ii) Notification to the Company by the consenting Member prior to the doing of any act or thing the doing of which is not subject to approval at such meeting; or

         (b) By the affirmative vote by the consenting Member to the doing of the act or thing for which the Consent is solicited at any meeting called and held pursuant to Section 11.02 to consider the doing of such act or thing.

         11.02 Meetings. Any matter requiring the Consent of all or any of the Members pursuant to this Agreement may be considered at a meeting of the Members held not less than five (5) business days after Notification thereof shall have been given to all other Members by (i) Members with Company Rights, or (ii) the any member of the Board. The Notification shall state the proposed action to be taken. A written consent to such Notification constitutes the Consent of a Member. Meetings may be held by telephone or other electronic means.

         11.03 Submissions to Members. The Board shall give all the Members Notification of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Members. Such Notification shall include any information required by the relevant provision of this Agreement or by law.

                                  ARTICLE XII

                         RECORDS AND ACCOUNTING; REPORTS

         12.01 Records and Accounting.

         (a) Proper and complete records and books of account of the Business of the Company, including a list of the names and addresses and the number and class of Membership Interests of all Members, shall be maintained by Marlin and NCOP at the Company's principal place of business, and each Member or his duly authorized representative shall have access to them, upon reasonable notice and for a proper purpose, at all reasonable times during business hours. Any Member, or his duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled for any proper purpose to a copy of the list of names and addresses of the Members and number of Membership Interests held by the Members and other records or books specified in Delaware Code ss. 18-305. Such information shall be used for Company purposes only.

         (b) The Company shall deliver to each Member a copy of all items required to be delivered to CFSC at the same time such items are delivered to CFSC. In the event that the Credit Agreement is terminated or is no longer in effect, the Company will deliver to all Members all items that would have been required to have been delivered to CFSC with respect to its financial condition as if the Credit Agreement was still in effect.

         12.02 Tax Information. Within 90 days after the end of each calendar year (or as soon thereafter as is reasonably practicable), the Company will cause to be delivered to each Person who was a Member at any time during such calendar year all information necessary for the preparation of such Member's federal income tax returns, including a statement showing each Member's Membership Interest of Profits or Losses, and the amount of any distribution made to or for the account of such Member pursuant to this Agreement.

         12.03 Tax Elections. The Board may cause the Company to make all elections required or permitted to be made by the Company under the Code and not otherwise expressly provided for in this Agreement.

                                  ARTICLE XIII

                                 CONFIDENTIALITY

         13.01 Restrictive Covenants.

         (a) Confidential Information. Each Member acknowledges that all Confidential Information of the Company and of each Member is a valuable, special, sensitive, proprietary and unique asset of the business of that Member, the continued confidentiality of which is essential to the continuation of their businesses, and the improper disclosure or use of which could severely damage such Member and the Company. Each Member agrees that all Confidential Information developed by Marlin ("Marlin Confidential Information") is and shall remain the property of Marlin and that all Confidential Information developed by NCOP ("NCOP Confidential Information") is and shall remain the property of NCOP. Each Member agrees that, at all times after the date of this Agreement, such Member will (a) keep all Confidential Information of the other Member strictly confidential, (b) not, without the express prior written approval of the other Member, at any time subsequent to the date hereof, directly or indirectly, disclose, communicate or divulge to any person or entity, or use or cause or authorize any person or entity to use any Confidential Information of the other Member and (c) not, without the express prior written approval of the other Member, at any time subsequent to the date hereof, directly or indirectly, disclose, communicate or divulge to any person or entity the identity of any entity from which the Company has purchased accounts, receivables or accounts receivable or the terms on which the same were, may be or are bid and/or purchased by the Company. "Confidential Information" means all information, data and items (not otherwise in the public domain as a result of a breach of this provision of the Agreement by any Member) relating to the pricing of accounts, receivables and accounts receivable (including, but not limited to, the means, manner and procedures by which pricing is determined) which the other Member deems valuable, confidential or proprietary (whether or not the same is actually unique, valuable, confidential or proprietary), including, without limitation, computer programs, algorithms, processes, means, techniques, factors, and processes relating to pricing and other items derived (in whole or in part) from the foregoing. Notwithstanding the foregoing, "Confidential Information" may be disclosed without violating the terms of this Section 13.01 to other entities which have 100% common ownership with a Member and/or to the extent required by law, court order or exchange in rules. Confidential Information may be in either human, electronic or computer readable form, including, but not limited to, software, source code, hex code, or any other form.

         (b) Non-Solicitation; Use of Name; Non-Disparagement. Each Member agrees that it and its Affiliates will not, during the during the term of the exclusivity agreement, dated as of the date hereof, between the members ("Exclusivity Agreement"), and for a period of two years thereafter, solicit or cause or authorize, directly or indirectly, to be solicited for employment or engagement, or employ or cause or authorize, directly or indirectly, to be employed or engaged as an employee, independent contractor or agent, for or on behalf of itself or any other person or entity, any person who was an employee, independent contractor or agent of the other member or any of its Affiliates during the term of such exclusivity agreement; provided, however, that the foregoing shall not restrict hiring call center personnel who were solicited solely by means of general solicitations or Marlin's unsolicited hiring of John Worley. Each Member agrees that neither it nor any of its controlling persons will ever make or publish any statement or communication which is disparaging, negative or unflattering with respect to the other Member and/or its shareholders, officers, directors, employees, agents or affiliates.

         (c) Injunctive Relief. Each Member acknowledges that it would be very difficult or impossible to measure the damages resulting from the breach of any provision of this Section 13.01, which the parties agree would be substantial, and that Company and the Members have no adequate remedy at law. Each Member further acknowledges that the restrictions in this Section 13.01 are reasonable and reasonably necessary for the protection of the legitimate business interests and goodwill of Company and the Members and that a violation by either Member of this Section 13.01 will cause irreparable damage to Company and the other member. Each Member hereby agrees that any breach or violation by it of any provision of this Section 13.01 will entitle Company and the other member, in addition to any other legal remedies available to it, to a temporary and permanent injunction or any other appropriate decree of specific performance in order to enjoin such breach or violation. It is the desire and intent of the parties that the provisions of this Section 13.01 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular portion of this
Section 13.01 is determined by a court to be invalid or unenforceable, such portion will not be null and void and will be automatically amended to delete the portion determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such portion in that particular jurisdiction in which such adjudication is made. In the event any provisions of such portion relating to the time period, scope of activities, or areas of restrictions shall be declared by a court to exceed the maximum time period, scope of activities, or area such court deems reasonable and enforceable, the time period, scope of activities, or areas of restrictions will thereafter be deemed the maximum which such court deems reasonable and enforceable, and the covenants, as revised, shall remain valid, enforceable, and in full force and effect. This Section 13.01shall survive the execution and delivery of this Agreement and the termination, resignation, expiration or other cessation hereof, regardless of the reason. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of the Members under this Section 13.01 shall be absolute and unconditional and shall not be subject to any defenses, counterclaims, offsets or the like.

         13.02 Other Businesses. Subject to the terms of any other written agreement between the Members, including, but not limited to, that certain exclusivity agreement, dated as of the date hereof, to which the Members are parties, each Member, and any Affiliate of any Member, may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with other Persons, and no Person shall be so prohibited from engaging in such ventures merely by reason of the Person's status as a Member or Affiliate of a Member. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such ventures or the income or profits derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper.

                                  ARTICLE XIV

                                  MISCELLANEOUS

         14.01 Notification.

         (a) Any Notification to any Member shall be at the address of such Member set forth in Exhibit "A" hereto or such other mailing address of which such Member shall advise the Company in writing. Any Notification to the Company shall be at the principal office of the Company set forth in Section 1.03. Any Notification to Marlin shall also be sent to Carl D. Roston, Esq., Akerman Senterfitt, Suite 2700, 1 S.E. 3rd Avenue, Miami, Florida 33131. Any notice to NCOP sent to Michael J. Barrist, President, NCO Group, Inc., 515 Pennsylvania Avenue, Fort Washington, PA 19034, with a copy to: Lawrence R. Wiseman, Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103-6998. The Board may change the location of the Company's principal office upon notice thereof to the Members.

         (b) Any Notification shall be deemed to have been duly given if personally delivered or sent pre-paid by a nationally recognized delivery service for next business day delivery and will be deemed received the earlier of when actually received or if sent by such overnight courier, the next business day. Any party sending a Notification shall also attempt to send such Notification by e-mail to the other party at the following addresses; provided, however, that any failure of receipt shall not impact the validity of the
Notification: (i) If to Marlin, to wd10313@aol.com and to croston@akerman.com and to inovision1@aol.com and martin.germanis@crsoftwareinc.com and Vlr001@aol.com; and (ii) if to NCOP mike.barrist@ncogroup.com and josh.gindin@ncogroup.com and wiseman@blankrome.com.

         14.02 Governing Law; Separability of Provisions. It is the intention of the parties that the internal laws of the State of Delaware and, in particular, the provisions of the Act, as the same may be amended from time to time, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

         14.03 Entire Agreement. This Agreement (including the Exhibits attached hereto) and other documents contains the entire understanding of the Members in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the Members with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

         14.04 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except as provided in this Agreement. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         14.05 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the parties.

         14.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be effective when executed by all of the Members identified in Exhibit "A" hereto.

         14.07 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement. Any reference in this Agreement to a specific number of Membership Interests shall be appropriately adjusted to account for any subsequent splits, Membership Interest dividends, reverse splits or other similar adjustment.

         14.08 Arm's Length Negotiations. Each Member herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said Member has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Member has relied solely and completely upon its own judgment and that of its independent legal, tax, financial and business advisors in executing this Agreement; (c) said Member has obtained the advice of counsel before executing this Agreement; (d) said Member has acted voluntarily and of its own free will in executing this Agreement; (e) said Member is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the Members and their respective counsel.

                       [Signatures on the Following Page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  THE COMPANY:


                                         INOVISION-MEDCLR-NCOP VENTURES, L.L.C.


                                         By:
                                             ----------------------------------
                                         Name: Warren W. Dedrick
                                         Title: Manager


                                         By:
                                             ----------------------------------
                                         Name: Michael Barrist
                                         Title: Manager


                                 MEMBERS:


                                         IMNV HOLDINGS, LLC

                                         By:
                                             ----------------------------------
                                         Name: Warren W. Dedrick
                                         Title: President


                                         NCOP/MARLIN, INC.

                                         By:
                                             ----------------------------------
                                         Name: Michael Barrist
                                         Title: President

                                   EXHIBIT "A"


                                 LIST OF MEMBERS

                               I. INITIAL MEMBERS




                                                                      Initial
                                           Initial Capital          Membership
                        Member               Contribution            Interests
  -------------------------------------------------------------  -------------
 NCOP/Marlin, Inc.                               $100                   50
 Address:
 515 Pennsylvania Avenue
 Fort Washington, PA 19034




 IMNV Holdings, LLC                              $100                   50
 Address:
 333 Glen Street, Suite 200
 Glen Falls, NY  12801
 Attn: Warren W. Dedrick
       URGENT AND TIME SENSITIVE;
       PERSONAL AND CONFIDENTIAL;
       OPEN IMMEDIATELY